Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-206057) of ContraFect Corporation,

(2) Registration Statement (Form S-3 No. 333-206786) of ContraFect Corporation,

(3) Registration Statement (Form S-3 No. 333-211748) of ContraFect Corporation,

(4) Registration Statement (Form S-3 No. 333-217989) of ContraFect Corporation,

(5) Registration Statement (Form S-8 No. 333-199046) pertaining to the Amended and Restated 2008 Equity Incentive Plan and 2014 Omnibus Incentive Plan, and

(6) Registration Statement (Form S-8 No. 333-217943) pertaining to the 2014 Omnibus Incentive Plan;

of our report dated March 15, 2018, with respect to the consolidated financial statements of ContraFect Corporation included in this Annual Report (Form 10-K) of ContraFect Corporation for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Hartford, Connecticut
March 15, 2018